Exhibit 99.1

AVIV REIT ANNOUNCES

THIRD QUARTER 2013 EARNINGS RESULTS

CHICAGO – November 7, 2013 – Aviv REIT, Inc. (“Aviv” or the “Company”) (NYSE: AVIV) released its earnings for the third quarter ended September 30, 2013.

Recent Highlights

•	$250 million of 6% Senior Notes due 2021 issued in October

•	$12.5 million of acquisitions closed during the third quarter, at an initial cash yield of 10.7%

•	$5.9 million invested for property reinvestment and new construction during the third quarter, at yields consistent with the Company’s acquisitions

•	$91.1 million of acquisitions closed during the fourth quarter to date at an initial cash yield of 10.0%

•	AFFO of $21.6 million, or $0.43 per diluted share; net income of $10.1 million, or $0.20 per diluted share

•	Adjusted EBITDA of $32.2 million

“We could not be more pleased with our performance since our successful IPO in March, including our third quarter performance, which was once again consistent with our expectations. In the third quarter, our portfolio performed well, we executed $12 million of accretive, strategic and attractive investments, in high-quality properties with sophisticated and experienced operators, and our management team continued to perform at a best-in-class level,” said Craig M. Bernfield, Chairman and Chief Executive Officer of Aviv. “In October, we successfully raised $250 million in the unsecured bond market, with our lowest yield yet. Our pipeline is stronger than ever, which enabled us to execute $91 million of acquisitions early in the fourth quarter, and we have additional investments we expect to close before the year is over and we have a pipeline of identified investments for 2014. All of our investments are being made in a disciplined manner, with an emphasis on thoughtful, diligent underwriting, and with very attractive yields consistent with our historical investments. We have maintained a very low leverage profile, with net debt to EBITDA of 3.9x, and we plan to use our increased access to capital, and declining cost of capital, to achieve growing and long term stable cash flow and to provide an increasing and well covered dividend over the long term. We are extremely well positioned to continue to be one of the premiere consolidators of post-acute and long-term care SNFs and other healthcare properties, taking advantage of our unique business strategy which is tailored to the evolving healthcare policy environment, and which we have successfully executed for over 30 years. We remain committed to transparency, disclosure, communication and performance.”

AFFO for the quarter ended September 30, 2013 was $21.6 million, or $0.43 per diluted share. Adjusted EBITDA for the quarter ended September 30, 2013 was $32.2 million, compared to $28.0 million for the corresponding period in 2012. Net income for the quarter ended September 30, 2013 was $10.1 million, or $0.20 per diluted share, compared to $1.8 million, or $0.05 per diluted share, for the corresponding period in 2012. As of September 30, 2013, net debt to Adjusted EBITDA was 3.9x.

Please refer to the “Reconciliation of Financial Measures” section of this press release for additional information on these financial measures. The Company is also making available certain supplemental information regarding its properties for the third quarter at www.avivreit.com under the Investor Relations tab.

Financing Activities

In October, the Company issued $250 million of 6.0% Senior Notes. $135 million of the proceeds were used to entirely pay down the Company’s revolving credit facility, with the remaining proceeds available for general corporate purposes, including for acquisitions and other investments. As of today, the Company has $87 million of cash on hand and an undrawn $400 million revolver.

Dividends

On August 16, 2013, the Company’s Board of Directors declared a dividend for the third quarter of $0.36 per share. The dividend was paid in cash on September 16, 2013 to stockholders of record on August 30, 2013.

2013 AFFO Guidance

The Company has revised its guidance for 2013 AFFO per share to $1.66 – $1.68 from $1.73 - $1.77. Substantially all of the difference is due to the bond offering and the timing of investment activity. The Company is maintaining its target of $220 million of investment activity in 2013, which includes acquisitions, property reinvestment and new construction. A reconciliation of the AFFO guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

Conference Call

A conference call to discuss the third quarter 2013 earnings will take place today at 11:00 a.m. central time / 12:00 p.m. eastern time. The dial-in number for the conference call is (877) 941-8631 (U.S.) or (480) 629-9773 (International). The conference call can also be accessed via webcast at www.avivreit.com under the Investor Relations tab. A replay of the call will be available through December 7, 2013 on the Company’s website or by calling (800) 406-7325, access code 4646016.

About Aviv

Aviv REIT, Inc., based in Chicago, is a real estate investment trust that specializes in owning post-acute and long-term care skilled nursing facilities and other healthcare properties. Aviv is one of the largest owners of SNFs in the United States and has been in the business for over 30 years. The Company currently owns 274 properties that are triple-net leased to 37 operators in 29 states.

For more information about the Company, please visit our website at www.avivreit.com or contact: David J. Smith, Managing Director, Investor Relations & Capital Markets at 312-855-0930.

Forward-Looking Statements

This press release may include forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These uncertainties include, but are not limited to, uncertainties relating to the operations of our tenants, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels, regulatory, reimbursement and other changes in the healthcare industry, the performance and reputation of our tenants, our ability to successfully engage in strategic acquisitions and investments, the effect of general market, economic and political conditions, the availability and cost of capital, changes in tax laws and regulations affecting REITs and our ability to maintain our status as a REIT. Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in filings made by Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership with the Securities and Exchange Commission.

Aviv REIT, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
	2013	2012
Assets
Real estate investments
Land	$126,164,813	$119,224,819
Buildings and improvements	1,003,196,438	968,074,506
Construction in progress	16,984,072	4,483,684
Assets under direct financing leases	11,143,290	11,049,120

	1,157,488,613	1,102,832,129
Less accumulated depreciation	(140,837,563)	(119,371,113)

Net real estate investments	1,016,651,050	983,461,016
Cash and cash equivalents	12,232,409	17,876,319
Straight-line rent receivable, net	39,099,641	36,101,861
Tenant receivables, net	5,567,256	3,483,534
Deferred finance costs, net	12,264,331	14,651,265
Secured loan receivables, net	31,216,884	32,638,780
Other assets	9,474,485	11,315,865

Total assets	$1,126,506,056	$1,099,528,640

Liabilities and equity
Senior notes payable and other debt	$511,573,921	$705,153,415
Accounts payable and accrued expenses	12,165,861	24,207,814
Tenant security and escrow deposits	19,258,814	18,278,172
Other liabilities	8,893,277	31,386,742

Total liabilities	551,891,873	779,026,143
Equity:
Stockholders’ equity
Common stock (par value $0.01; 37,273,877 and 21,653,813 shares issued and outstanding, respectively)	372,739	216,538
Additional paid-in-capital	519,115,062	375,029,917
Accumulated deficit	(84,504,865)	(46,526,886)
Accumulated other comprehensive loss	—	(2,151,670)

Total stockholders’ equity	434,982,936	326,567,899
Noncontrolling interests	139,631,247	(6,065,402)

Total equity	574,614,183	320,502,497

Total liabilities and equity	$1,126,506,056	$1,099,528,640

Aviv REIT, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Rental income	$31,692,655	$30,354,273	$99,206,301	$89,683,858
Interest on secured loans and financing lease	1,131,228	860,328	3,272,341	3,543,642
Interest and other income	49,114	1,058,580	128,027	1,126,890

Total revenues	32,872,997	32,273,181	102,606,669	94,354,390

Expenses
Interest expense	9,387,086	12,905,768	32,115,139	37,693,597
Depreciation and amortization	8,301,870	6,894,012	24,399,334	19,671,033
General and administrative	4,040,535	3,947,939	21,472,935	11,406,114
Transaction costs	1,036,461	1,286,425	1,583,184	3,507,057
Loss on impairment of assets	—	1,766,873	—	6,145,731
Reserve for uncollectible secured loans and other receivables	26,740	3,604,630	56,521	8,820,937
Loss (gain) on sale of assets, net	13,378	—	(25,799)	—
Loss on extinguishment of debt	—	—	10,974,196	—
Other expenses	—	100,088	—	300,265

Total expenses	22,806,070	30,505,735	90,575,510	87,544,734

Income from continuing operations	10,066,927	1,767,446	12,031,159	6,809,656
Discontinued operations	—	—	—	4,586,692

Net income	10,066,927	1,767,446	12,031,159	11,396,348
Net income allocable to noncontrolling interests	(2,446,263)	(637,162)	(3,236,382)	(4,451,239)

Net income allocable to stockholders	$7,620,664	$1,130,284	$8,794,777	$6,945,109

Net income	$10,066,927	$1,767,446	$12,031,159	$11,396,348
Unrealized loss on derivative instruments	—	(39,482)	—	(820,974)

Total comprehensive income	$10,066,927	$1,727,964	$12,031,159	$10,575,374

Net income allocable to stockholders	$7,620,664	$1,130,284	$8,794,777	$6,945,109
Unrealized loss on derivative instruments, net of noncontrolling interest portion of $0, $14,233, $0, and $314,686, respectively	—	(25,249)	—	(506,288)

Total comprehensive income allocable to stockholders	$7,620,664	$1,105,035	$8,794,777	$6,438,821

Earnings per common share:
Basic:
Income from continuing operations allocable to stockholders	$0.20	$0.05	$0.27	$0.21
Discontinued operations, net of noncontrolling interests	—	—	—	0.14

Net income allocable to stockholders	$0.20	$0.05	$0.27	$0.35

Diluted:
Income from continuing operations allocable to stockholders	$0.20	$0.05	$0.26	$0.21
Discontinued operations, net of noncontrolling interests	—	—	—	0.14

Net income allocable to stockholders	$0.20	$0.05	$0.26	$0.35

Weighted average shares used in computing earnings per common share:
Basic	37,271,714	21,178,250	32,408,843	19,453,438
Diluted	50,838,556	21,307,401	42,101,101	19,582,589

Dividends declared per common share	$0.36	$0.33	$0.744	$1.03

Aviv REIT, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating activities
Net income	$10,066,927	$1,767,446	$12,031,159	$11,396,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,301,870	6,894,011	24,399,334	19,705,142
Amortization of deferred financing costs	809,996	931,253	2,516,150	2,626,446
Accretion of debt premium	(128,662)	(123,991)	(376,918)	(292,423)
Straight-line rental income, net	1,226,518	(1,802,440)	(2,997,780)	(5,922,684)
Rental income from intangible amortization, net	(365,111)	(411,916)	(1,096,816)	(1,149,423)
Non-cash stock-based compensation	537,314	513,261	10,929,569	1,229,957
Gain on sale of assets, net	13,378	—	(25,799)	(4,425,246)
Non-cash loss on extinguishment of debt	—	—	5,160,614	13,264
Loss on impairment of assets	—	1,766,873	—	6,145,731
Reserve for uncollectible loans and other receivables	26,740	3,604,630	56,521	8,820,937
Accretion of earn-out provision for previously acquired real estate investments	—	100,088	—	300,265
Changes in assets and liabilities:
Tenant receivables	(1,512,196)	151,053	(3,785,413)	(5,424,432)
Other assets	433,615	(693,064)	1,058,131	(3,560,710)
Accounts payable and accrued expenses	(6,553,129)	(7,552,474)	(9,468,421)	(4,676,099)
Tenant security deposits and other liabilities	2,038,298	156,501	1,600,122	(856,750)

Net cash provided by operating activities	14,895,559	5,301,233	40,000,453	23,930,323

Investing activities
Purchase of real estate investments	(12,450,000)	(25,486,831)	(40,476,000)	(133,998,037)
Proceeds from sales of real estate investments	2,236,622	—	4,842,219	30,542,644
Capital improvements	(1,992,871)	(4,133,241)	(9,908,987)	(10,458,200)
Development projects	(3,882,108)	(6,838,866)	(11,979,968)	(21,238,457)
Secured loan receivables received from others	861,181	3,419,750	3,221,706	14,797,338
Secured loan receivables funded to others	—	(5,537,185)	(2,707,383)	(17,146,086)

Net cash used in investing activities	(15,227,176)	(38,576,373)	(57,008,413)	(137,500,798)

Aviv REIT, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (continued)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Financing activities
Borrowings of debt	$15,000,000	$33,720,000	$160,000,000	$224,761,094
Repayment of debt	(37,619)	(20,986,871)	(353,202,576)	(172,211,473)
Payment of financing costs	(6,898)	(23,107)	(5,289,831)	(5,143,395)
Payment for swap termination	—	—	(3,606,000)	—
Capital contributions	26	34,000,000	425,175	109,000,000
Deferred contribution	—	—	—	(35,000,000)
Initial public offering proceeds	—	—	303,600,000	—
Cost of raising capital	7,854	—	(25,379,370)	—
Cash distributions to partners	(4,324,721)	(4,003,546)	(16,275,919)	(12,523,881)
Cash dividends to stockholders	(13,340,824)	(7,531,520)	(48,907,429)	(21,231,417)

Net cash provided by financing activities	(2,702,182)	35,174,956	11,364,050	87,650,928

Net decrease in cash and cash equivalents	(3,033,799)	1,899,816	(5,643,910)	(25,919,547)
Cash and cash equivalents:
Beginning of period	15,266,208	13,042,659	17,876,319	40,862,023

End of period	$12,232,409	$14,942,476	$12,232,409	$14,942,476

Supplemental cash flow information
Cash paid for interest	$16,595,058	$20,172,054	$39,644,968	$41,967,088

Supplemental disclosure of noncash activity
Accrued dividends payable to stockholders	$—	$489,832	$—	$10,097,872
Accrued distributions payable to partners	$(26,890)	$49,426	$—	$4,052,974
Write-off of straight-line rent receivable, net	$2,887,207	$—	$2,887,207	$567,745
Write-off of in-place lease intangibles, net	$—	$48,554	$—	$48,554
Write-off of deferred financing costs, net	$—	$—	$5,160,614	$13,264
Assumed debt	$—	$—	$—	$11,459,794

Reconciliation of Financial Measures

We use financial measures in this release that are derived on the basis of methodologies other than in accordance with GAAP. We derive these measures as follows:

•	The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to our financial statements results in FFO representing net income before depreciation and amortization, impairment of assets and gain (loss) on sale of assets.

•	Normalized FFO represents FFO before loss on extinguishment of debt, reserves for uncollectible loan receivables, transaction costs and change in fair value of derivatives.

•	AFFO represents Normalized FFO before amortization of deferred financing costs, non-cash stock-based compensation, straight-line rent and rental income from intangible amortization.

•	EBITDA represents net income before interest expense (net) and depreciation and amortization.

•	Adjusted EBITDA represents EBITDA before impairment of assets, gain (loss) on sale of assets, transaction costs, write-off of straight-line rents, non-cash stock-based compensation, loss on extinguishment of debt, reserves for uncollectible loan receivables and change in fair value of derivatives.

Our management uses FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA as important supplemental measures of our operating performance and liquidity. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue and as an indicator of our ability to incur and service debt. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate, impairment, gains and losses from property dispositions and extraordinary items and because EBITDA and Adjusted EBITDA exclude certain non-cash charges and adjustments and amounts spent on interest and taxes, they provide our management with performance measures that, when compared year over year or with other real estate investment trusts, or REITs, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and, with respect to FFO, Normalized FFO and AFFO, interest costs, in each case providing perspective not immediately apparent from net income. In addition, we believe that FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs.

We offer these measures to assist the users of our financial statements in assessing our financial performance and liquidity under GAAP, but these measures are non-GAAP measures and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP, nor are they indicative of funds available to fund our cash needs, including our ability to make payments on our indebtedness. In addition, our calculations of these measures are not necessarily comparable to similar measures as calculated by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors should not rely on these measures as a substitute for any GAAP measure, including net income, cash flows provided by operating activities or revenues.

	Three Months Ended September 30,
EBITDA	2013	2012
Net income	$10,066,927	$1,767,446
Adjusted for:
Interest expense, net	9,386,769	12,905,526
Depreciation and amortization	8,301,870	6,894,012

EBITDA	$27,755,566	$21,566,984

Adjusted EBITDA
EBITDA	$27,755,566	$21,566,984
Adjusted for:
Loss on impairment of assets	—	1,766,873
Loss (gain) on sale of assets, net	13,378	—
Transaction costs	1,036,461	1,286,425
Write-off of straight-line rents	2,887,207	—
Non-cash stock-based compensation	534,814	513,260
Loss on extinguishment of debt	—	—
Reserve for uncollectible loan receivables	—	2,833,419
Change in fair value of derivatives	—	—

Adjusted EBITDA	$32,227,426	$27,966,961

FFO
Net income	$10,066,927	$1,767,446
Adjusted for:
Depreciation and amortization	8,301,870	6,894,012
Loss on impairment of assets	—	1,766,873
Loss (gain) on sale of assets, net	13,378	—

FFO	$18,382,175	$10,428,331

Normalized FFO
FFO	$18,382,175	$10,428,331
Adjusted for:
Loss on extinguishment of debt	—	—
Reserve for uncollectible loan receivables	—	2,833,419
Transaction costs	1,036,461	1,286,425
Change in fair value of derivatives	—	—

Normalized FFO	$19,418,636	$14,548,175

AFFO
Normalized FFO	$19,418,636	$14,548,175
Adjusted For:
Amortization of deferred financing costs	809,996	931,253
Non-cash stock-based compensation	534,814	513,260
Straight-line rental income, net	1,226,519	(1,802,440)
Rental income from intangible amortization, net	(365,111)	(411,916)

AFFO	$21,624,854	$13,778,334

Weighted average common shares and units outstanding, basic[1]	49,210,134

Weighted average common shares and units outstanding, diluted[2]	50,838,556

AFFO per share and unit, basic	$0.44

AFFO per share and unit, diluted	$0.43

1)	Includes 37,271,714 common shares and 11,938,420 units.
2)	Includes dilution of 29,093 from restricted stock units and 5,870,258 options outstanding with a weighted average exercise price of $17.47. Using the average stock price of $24.02 for the third quarter results in dilution of 1,599,329 shares.

The following table illustrates the Company’s AFFO guidance for the year ending December 31, 2013:

	Updated Guidance			Previously Issued Guidance
Per diluted common share:
Net income	$0.45	—	$0.47	$0.57	—	$0.61
Adjusted for:
Depreciation and amortization	0.71	—	0.71	0.71	—	0.71
Gain on sale of assets, net	(0.00)	—	(0.00)	(0.01)	—	(0.01)

FFO	$1.16	—	$1.18	$1.28	—	$1.32

Adjusted for:
Loss on extinguishment of debt	0.23	—	0.23	0.23	—	0.23
Reserve for uncollectible loan receivables	0.00	—	0.00	0.00	—	0.00
Transaction costs	0.09	—	0.09	0.08	—	0.08

Normalized FFO	$1.49	—	$1.51	$1.59	—	$1.63

Adjusted for:
Amortization of deferred financing costs	0.07	—	0.07	0.06	—	0.06
Non-cash stock-based compensation	0.25	—	0.25	0.26	—	0.26
Straight-line rental income, net	(0.12)	—	(0.12)	(0.15)	—	(0.15)
Rental income from intangible amortization, net	(0.03)	—	(0.03)	(0.03)	—	(0.03)

AFFO	$1.66	—	$1.68	$1.73	—	$1.77